Exhibit 5.2

[LETTERHEAD OF ARTHUR COX LLP]

7 May 2021

To:	Board of Directors

Trane Technologies plc

170/175 Lakeview Drive,

Airside Business Park,

Swords,

Co. Dublin

Board of Directors

Trane Technologies Irish Holdings Unlimited Company

170/175 Lakeview Drive,

Airside Business Park,

Swords,

Co. Dublin

Board of Directors

Trane Technologies Financing Limited

170/175 Lakeview Drive,

Airside Business Park,

Swords,

Co. Dublin

Re:	Trane Technologies plc, Trane Technologies Irish Holdings Unlimited Company and Trane Technologies Financing Limited Form S-3 Registration Statement dated 7 May 2021

Dear Sirs,

1.	Basis of Opinion

1.1

We are acting as Irish counsel to Trane Technologies plc, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin (“Trane Technologies”), Trane Technologies Irish Holdings Unlimited Company, a private unlimited company, incorporated under the laws of Ireland, with its registered office at 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin (“Irish Holdings”) and Trane Technologies Financing Limited, a private limited company incorporated under the laws of Ireland, with its registered office at 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin (“TTFL”) in connection with the Form S-3 registration statement to be filed with the United States Securities and Exchange Commission under the Securities Act of 1933 on 7 May 2021 (the “Registration Statement”). We refer in particular to the ordinary shares with nominal value of US$1.00 and the preferred shares with nominal value of US$0.001 of Trane Technologies that may be issued pursuant to the Registration Statement (the    “Shares”). Together, Trane Technologies, Irish Holdings and TTFL are referred to in this Opinion as the “Companies” and each a “Company”.

1.2

This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in the schedule to this Opinion (the “Documents”); and

(c)	the searches listed at 1.5 below.

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Shares, other than the Documents.

1.4	For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Documents.

1.5	For the purpose of giving this Opinion, we have caused to be made the following legal searches against each of Trane Technologies, Irish Holdings, TTFL on 7 May 2021 (together the “Searches”):

(a)

on the file of Trane Technologies maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of Trane Technologies and notice of the appointment of directors and secretary of Trane Technologies and for the appointment of any receiver, examiner or liquidator;

(b)

on the file of Irish Holdings maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of Irish Holdings and notice of the appointment of directors and secretary of Irish Holdings and for the appointment of any receiver, examiner or liquidator;

(c)

on the file of TTFL maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of TTFL and notice of the appointment of directors and secretary of TTFL and for the appointment of any receiver, examiner or liquidator;

(d)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search in respect of each Company; and

(e)	in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years in respect of each Company.

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1

Trane Technologies is a public company limited by shares, duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to (i) issue the Shares and (ii) enter into the Indenture (as defined in the schedule hereto) and to perform its obligations thereunder.

2.2

When the Shares are issued and allotted pursuant to duly adopted resolutions of the board of directors of Trane Technologies, the Shares shall be validly issued, fully paid up and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

2.3

Irish Holdings is a private unlimited company, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to enter into the Indenture (as defined in the schedule hereto) and to perform its obligations thereunder.

2.4

TTFL is a private limited company, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to enter into the Indenture (as defined in the schedule hereto) and to perform its obligations thereunder.

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Shares

3.1	that when filed with the SEC, the Registration Statement will not differ in any material respect from the drafts that we have examined;

3.2

that any Shares issued under the Registration Statement will be in consideration of the receipt by Trane Technologies prior to the issue of the Shares pursuant thereto of either cash or the release of a liability of Trane Technologies for a liquidated sum, at least equal to the nominal value of such Shares and any premium required to be paid up on the Shares pursuant to their terms of issue;

3.3	that the filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws other than Irish law;

3.4

with respect to Shares issued on or before 4 December 2021 (the date of expiry of Trane Technologies’ existing authority to issue Shares), that, at the time of issue of the Shares, the authority of Trane Technologies and the directors of Trane Technologies to issue the Shares, as granted by shareholders at Trane Technologies’ 2020 annual general meeting on 4 June 2020 in accordance with the terms and conditions set out in the articles of association of Trane Technologies (the “Articles of Association”) and the Companies Act 2014 of Ireland (the “Companies Act”), is in full force and effect;

3.5

with respect to Shares which are relevant securities (as defined in section 1021 of the Companies Act) that will have not been authorised for issue prior to 4 December 2021 but are issued and/or authorised for issue on or after 4 December 2021 (the date of expiry of Trane Technologies’ existing authority to issue Shares), that Trane Technologies will, at each subsequent annual general meeting, have renewed its authority to issue the Shares in accordance with the terms and conditions set out in the Articles of Association and the Companies Act for the remainder of the period that the Registration Statement will continue in effect;

3.6

that the issue of the Shares upon the conversion, exchange and exercise of any securities issued under the Registration Statement will be conducted in accordance with the terms and the procedures described in the Articles of Association, the Companies Act and the terms of issue of such securities;

3.7

that, at the time of issue of the Shares, Trane Technologies will have sufficient authorised but unissued share capital to issue the required number of Shares and Trane Technologies will not have prior to, or by virtue of, the issuance, exceeded or exceed the maximum number of Shares permitted by Trane Technologies’ shareholders to be issued pursuant to the authorities referred to in paragraphs 3.4 and 3.5 above;

3.8

that any issue of Shares will be in compliance with the Companies Act, the Irish Takeover Panel Act, 1997, Takeover Rules 2013 and all other applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations;

3.9

that as at the time of the issuance of the Shares, such issuance shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting Trane Technologies or to which Trane Technologies is a party or otherwise bound or subject;

3.10

that any power of attorney granted by Trane Technologies in respect of the issue and allotment of the Shares shall have been duly granted, approved and executed in accordance with Trane Technologies’ Articles of Association, the Companies Act, the Powers of Attorney Act 1996 of Ireland and all other applicable laws, rules and regulations;

Authenticity and bona fides

3.11

the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.12

where incomplete Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Documents correspond in all respects with the last draft of the complete Documents submitted to us;

3.13

that the Documents have been executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.14

that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.15

that each of the Documents is up-to-date and current and has not been amended, varied or terminated in any respect and no resolution contained in any of the Documents has been amended, varied, revoked or superseded in any respect;

3.16

The absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the parties to the Indenture and their respective officers, employees, agents and (with the exception of Arthur Cox LLP) advisers;

Accuracy of searches and warranties

3.17

the accuracy and completeness of the information disclosed in the Searches referred to in paragraph 1.5 above and that such information has not since the time of such search or enquiry been altered. It should be noted that Searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to a Company;

3.18	there has been no alteration in the status or condition of Trane Technologies, Irish Holdings and/or TTFL as disclosed by the Searches;

3.19	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents;

Solvency and Insolvency

3.20

that (i) Trane Technologies, Irish Holdings and TTFL are as at the date of this Opinion able to pay their debts as they fall due within the meaning of section 509 (3) of the Companies Act or any analogous provision under any application laws; (ii) no receiver, liquidator or examiner or other similar officer has been appointed in relation to Trane Technologies and/or Irish Holdings and/or TTFL or any “related company” (within the meaning of the Companies Act, “Related Company”) or any of their assets or undertakings; (iii) no petition for the making of a winding-up order or the appointment of an examiner or any similar officer has been presented in relation to Trane Technologies, Irish Holdings and/or TTFL or any Related Company; and (iv) no insolvency proceedings have been opened or been requested to be opened in relation to Trane Technologies, Irish Holdings and/or TTFL or any Related Company in Ireland or elsewhere;

3.21

that no proceedings have been instituted or injunction granted against Trane Technologies to restrain it from issuing the Shares and the issue of any Shares would not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement;

Commercial Benefit

3.22

that the Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit;

Financial Assistance

3.23

that neither Company, is by entering into the Indenture or performing its obligations thereunder, providing financial assistance for the purpose of an acquisition (by way of subscription, purchase, exchange or otherwise) made or to be made by any person of any shares in the Company or its holding company which would be prohibited by Section 82 of the Companies Act.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

5.	No Refresher

This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this Opinion.

Yours faithfully

/s/ Arthur Cox LLP

ARTHUR COX LLP

SCHEDULE

Documents

1.	A copy of the form of the Registration Statement on Form S-3 to be filed by among others, the Companies with the SEC;

2.	Draft indenture form between, among others, Trane Technologies, Irish Holdings, TTFL and Wells Fargo Bank, National Association, as trustee (the “Indenture”);

3.

Copies of the shareholders resolutions of Trane Technologies authorising the directors of Trane Technologies (i) to issue Shares out of Trane Technologies’ authorised share capital; and (ii) to issue Shares for cash without regard to statutory pre-emption rights, each dated 4 June 2020; and

4.	An omnibus secretary’s certificate dated 7 May 2021 of an officer of Trane Technologies (the “Corporate Certificate”) attaching and certifying, amongst other documents, copies of the following:

5.1	in respect of Irish Holdings;

(a)	the Certificate of Incorporation of Irish Holdings dated and executed 17 November 1998;

(b)	the up to date Memorandum and Articles of Association of Irish Holdings; and

(c)	the resolutions of the board of directors of Irish Holdings dated 28 April 2021 authorising the execution and delivery by it of the Indenture, and

5.2	in respect of TTFL;

(a)	the Certificate of Incorporation of TTFL dated and executed 17 April 1998;

(b)	the up to date Memorandum and Articles of Association of TTFL; and

(c)	the resolutions of the board of directors of TTFL dated 28 April 2021 authorising the execution and delivery by it of the Indenture,

5.3	in respect of Trane Technologies;

(a)	the Certificate of Incorporation of Trane Technologies dated and executed 1 April 2009;

(b)	the Memorandum and Articles of Association of Trane Technologies in the form as amended by resolution of the shareholders of Trane Technologies on 2 February 2020; and

(c)	the resolutions of the board of directors of Trane Technologies dated 3 February 2021 approving, inter alia, the Registration Statement.